Exhibit No. 10.15

BRIGGS & STRATTON CORPORATION

FORM 10-Q for Quarterly Period Ended October 1, 2006

AMENDMENT TO THE KEY EMPLOYEES SAVINGS
AND INVESTMENT PLAN BY RESOLUTION
OF THE BOARD OF DIRECTORS ON OCTOBER 18, 2006

WHEREAS, this Corporation maintains the Briggs & Stratton Key Employee Savings and Investment Plan; and

WHEREAS, this Corporation desires to authorize its officers to make certain amendments to the plan;

NOW, THEREFORE, BE IT AND IT IS HEREBY RESOLVED, that the appropriate officers of this Corporation are authorized to amend the plan as they deem necessary in order to change its plan year to the calendar year beginning January 1, 2007 and to make such related changes to the plan as they deem necessary or desirable in order to facilitate such change in plan year.

FURTHER RESOLVED, that the appropriate officers of this Corporation be, and they hereby are, authorized and directed to take any and all such actions as they deem necessary or desirable in order to implement the foregoing.